Exhibit 99.1

Knight Transportation, Inc. and Swift Transportation Company Merge to Create North America's Premier Truckload Transportation Company

PHOENIX—(BUSINESS WIRE)—Knight-Swift Transportation Holdings Inc. ("Knight-Swift" or the "Company") (NYSE: "KNX") announced today the completion of the merger of Knight Transportation, Inc. and Swift Transportation Company. The Company will maintain the distinct Knight and Swift brands and operations while implementing best practices across the enterprise.

Executive Chairman, Kevin P. Knight, commented on the merger as follows: "We are pleased to welcome all stakeholders to Knight-Swift. The timing of the transaction could not be more favorable for addressing the supply chain, regulatory, and demographic challenges facing our industry, and we are excited to bring to market the capabilities of these two great companies."

Mr. Knight offered the following commentary regarding post-merger expectations: "The Company's post-merger strategy emphasizes stability and opportunity for customers, driving associates, and non-driving associates. Customers will continue to receive outstanding service under their existing Swift or Knight customer relationships. Driving associates and independent contractors will continue to operate their existing Swift or Knight branded equipment, with their existing locations, fleet managers, and other contacts.

“Knight-Swift is the largest provider of truckload services in North America, with an asset-based fleet of approximately 23,000 tractors and 77,000 trailers, and access to substantial additional capacity through our brokerage and intermodal capabilities. As one of the industry’s largest sources of education and training for new truck drivers, the Company will also help add an estimated 15,000 to 20,000 new drivers to the industry in the next year. With over 70 terminals between Knight and Swift, we also offer a broad platform of opportunity. Customers will continue to receive the benefits of local or regional trucking capacity available from each terminal network, with accountable customer service, operations, and other personnel in more places than ever, with more equipment than ever.

“We are excited for the opportunities ahead for both companies. The Knight and Swift teams are learning from each other to jointly build the most efficient and reliable truckload company in the industry. The cost savings opportunities are at least as great as expected. The synergy teams are energized to move from planning to implementation. We appreciate the efforts of all of our team members to get us to this point and look forward to a bright future."

About Knight-Swift

Knight-Swift, through its Knight Transportation, Swift Transportation, and Barr-Nunn branded subsidiaries, operates the largest truckload fleet in North America as well as extensive rail intermodal and non-asset based freight brokerage and logistics management services. The Company's broad suite of services includes irregular route, dedicated, expedited, port drayage, and cross-border U.S./Mexico/Canada transport utilizing dry van, refrigerated, flatbed and specialized trailers, and intermodal containers.

Forward Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to anticipated benefits of the transaction, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements. Forward-looking statements are based on currently available operating, financial, and competitive information. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Knight, Swift, and Knight-Swift in their press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Contacts

Knight-Swift Transportation Holdings Inc.
David Jackson
President and CEO
or
Adam Miller
CFO
602-606-6315